Page 1 of 1	Exhibit 23.3

Level 9, 189 Kent Street
Sydney, NSW 2000
Tel 61 2 8247 8900
Fax 61 2 9252 8066
www.frost.com

December 3rd, 2007

Gushan Environmental Energy Limited

c/o Carling Technology Limited

Unit 908, China Merchants Tower

168-200 Connaught Road Central

Sheung Wan, Hong Kong

SUBJECT: WRITTEN CONSENT TO REFERENCE FROST & SULLIVAN MARKET RESEARCH IN F-1 FILING OF GUSHAN ENVIRONMENTAL ENERGY LIMITED

Dear Sirs,

We hereby consent to the references to our name, methodologies, assumptions and conclusions, with respect to our market research reports prepared for Gushan Environmental Energy Limited (the “Company”) dated August 2006 and August 7, 2007 in the Company’s Registration Statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement and classification as an expert under Section 11(a) (4) of the Securities Act of 1933, as amended.

Yours faithfully,

For and on behalf of

Frost & Sullivan

/s/ Mark Dougan Mark Dougan Managing Director ANZ

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